UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2016, (the “Effective Date”), Power Solutions International, Inc. (the “Company”) entered into a Second Amendment and Waiver to Credit Agreement (the “TPG Second Amendment”) with TPG Specialty Lending, Inc. (“TPG”) and the lenders party thereto, which amends that certain Credit Agreement, by and between the Company, TPG and the lenders party thereto, dated as of June 28, 2016, as amended by the First Amendment and Waiver thereto, dated August 22, 2016 (as amended, the “TPG Agreement”), and a Second Amendment and Waiver to Second Amended and Restated Credit Agreement (the “Wells Second Amendment”) with Wells Fargo Bank, National Association, as agent for the lenders party thereto (“Wells Fargo”), which amends that certain Second Amended and Restated Credit Agreement, by and between the Company and Wells Fargo, dated as of June 28, 2016, as amended by the First Amendment and Waiver thereto, dated August 22, 2016 (as amended, the “Wells Fargo Agreement”).

The TPG Second Amendment makes permanent the previously established $12,500,000 reserve against borrowing base availability so that it is no longer reduced to $7,500,000 upon the filing of the Company’s Second Quarter Form 10-Q; this reserve also reduces availability under the Wells Fargo Agreement. The TPG Second Amendment also (i) increases a specified availability reserve by $200,000 to $7,700,000, but eliminates a step-up to $10.0 million of that reserve on January 1, 2017, (ii) waives the Company’s non-compliance with a minimum trailing twelve month EBITDA maintenance covenant for the period ended October 31, 2016, and amends the covenant whereby testing for compliance restarts with the trailing twelve month period ended February 28, 2017, (iii) provides the Company with a prepayment right upon 10 business days’ notice and (iv) requires the Company to engage a third party consulting firm to confirm various forecasts and projections for the benefit of the lenders. The Wells Second Amendment waives the Company’s non-compliance with the TPG Agreement’s minimum trailing twelve month EBITDA maintenance covenant and amends the borrowing base so that it remains unchanged following the TPG Second Amendment.

The foregoing summary description of the credit agreement amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the amendments, copies of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016, which the Company intends to file pending the completion of the independent internal review, the TPG Agreement, the Wells Fargo Agreement and their respective related documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to the Company’s Current Report on Form 8-K filed on June 30, 2016.

Item 2.03 Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company is withdrawing its previously provided outlook for 2016 which projected full year net sales in the range of $350 million to $375 million and expectations of profitability, a reflection, in part, of the prolonged reduction in demand that the Company has experienced in the oil and gas sector.

As previously announced, the Audit Committee is overseeing an independent internal review relating to allegations made by a former employee concerning the Company’s financial reporting. The Audit Committee and the professionals engaged by it are working diligently with management to complete the independent review necessary for the Company to finalize its financial statements for the quarters ended June 30, 2016 and September 30, 2016.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 and 4.3 liter engines, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new products; the Company’s ability to integrate acquisitions into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of acquisitions are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of acquisitions); volatility in oil and gas prices; changes in environmental and regulatory policies; the timing and outcome of the Audit Committee’s ongoing independent review of employee allegations; delays in the review and analysis of transactions necessary for the closing of its book’s for the second and third quarters of 2016 and any unanticipated expenses incurred in connection therewith; the ability of the Company to maintain continued listing of its securities on The Nasdaq Stock Market; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Michael P. Lewis
Michael P. Lewis
Chief Financial Officer

Dated: December 22, 2016